Exhibit 10.1

June 20, 2016

To: Mr. Stephen P. DeFalco

Re: Transaction Bonus Settlement

Stephen:

You previously entered into a Transaction Bonus Agreement, dated December 4, 2015 by and between yourself and Senseonics, Incorporated (the "Company ") (the "Bonus Agreement "). This Settlement Letter sets forth our agreement in satisfaction of the Company's obligation under Section 4.2 of the Bonus Agreement. Defined terms not explicitly defined in this Settlement Letter shall have the definition used in the Bonus Agreement.

Under the terms of the Bonus Agreement, you are entitled to a one-time cash payment upon the first to occur of (i) a Corporate Transaction and (ii) an Initial Public Offering. An Initial Public Offering occurred on March 17, 2016. In lieu of the cash payment, Senseonics Holdings, Inc. agrees to grant you 300,000 shares of Senseonics Holdings, Inc. Common Stock (the "Stock Grant") in full satisfaction of the Company’s  obligations under Section 4.2 of the Bonus Agreement. The Stock Grant will be made under, and subject to, the terms of the Senseonics Holdings, Inc. 2015 Equity Incentive Plan, as amended.

By signing this Settlement Letter, you acknowledge that this Settlement Letter is the complete agreement and understanding between the parties regarding Section 4.2 of the Bonus Agreement, and supersedes all prior agreements entered into by the parties, whether oral or written.

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Senseonics, Incorporated

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

P > 301.515.7260

F > 301.515.0988

www.senseonics.com

SENSEONICS, INC.		STEPHEN DE FALCO

By:	/s/ R. Don Elsey		/s/ Stephen P. De Falco
	R. Don Elsey		Stephen P. De Falco

Title:	Chief Financial Officer	Date:	6/20/2016

Date:	6/20/2016

SENSEONICS HOLDINGS, INC.

By:	/s/ R. Don Elsey
R. Don Elsey

Title:	Chief Financial Officer

Date:	6/20/2016

Senseonics, Incorporated

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

P > 301.515.7260

F > 301.515.0988

www.senseonics.com